SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                      FORM 8-K


           Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 9, 1996

                                Vanguard Airlines, Inc.
           (Exact name of registrant as specified in its charter)



     Delaware                   0-2703                48-1149290
     (State or other     (Commission        (I.R.S. Employer
      jurisdiction of    File Number)         Identification No.)
      incorporation)




30 N.W. Rome Circle, Mezzanine Level, Kansas City International
                       Airport, Kansas City, Missouri 64153
          (Address of principal executive offices including zip code)


 Registrant's telephone number, including area code (816) 243-2100


Page 1 of 4
Exhibit at Page 4

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Item 5.   Other Events.


Vanguard Airlines, Inc. (the "Company") issued a press release on December 9, 1996, announcing that the Company was informed by the Nasdaq Stock Market that it did not meet the minimum net worth requirements for continued listing on the Nasdaq SmallCap Market. Effective with the close of business of Friday, December 13, 1996, the Company's common stock will no longer be eligible for continued listing on the Nasdaq SmallCap Market. When the Company's common stock is delisted, trading of the Company's common stock will be conducted on the OTC Bulletin Board or in the over-the-counter market in what is commonly referred to as the "pink sheets."

A copy of the press release in connection with this announcement is attached hereto as Exhibit 99.1.





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                                       SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Kansas City, State of Missouri, on December 11, 1996.

VANGUARD AIRLINES, INC.



By               /s/ John P. Tague
                   John P. Tague
                   Chairman of the Board, Chief Executive
                   Officer and President

                                EXHIBIT 99.1

                               PRESS RELEASE

CONTACT: Randy Smith
         (816) 243-2113


For Immediate Release

VANGUARD AIRLINES SCHEDULED TO BE DELISTED
FROM THE NASDAQ SMALLCAP MARKET

Kansas City, MO -- Vanguard Airlines, Inc. (the "Company") (NASDAQ: VNGD) today indicated that it has been informed by the Nasdaq Stock Market that it does not meet the minimum net worth requirements for continued listing on the Nasdaq SmallCap Market. Effective with the close of business on Friday, December 13, 1996, the common stock, par value of $.001, of Vanguard Airlines will no longer be eligible for continued listing on the Nasdaq SmallCap Market. When the Company's common stock is delisted, trading of the Company's common stock will be conducted on the OTC Bulletin Board or in the over-the-counter market in what is commonly referred to as the "pink sheets."

John P. Tague, Chairman, Chief Executive Officer and President, said, "While we are disappointed with the anticipated delisting of the Company's common stock, our primary objective has been and will continue to be the successful repositioning of Vanguard's operations. We do not anticipate that this event will affect the Company's plans."

This press release contains forward-looking statements that involve risks and uncertainties. The actual results may differ significantly from those currently anticipated. Factors that may cause such differences include, but are not limited to, available financing alternatives, general economic conditions, competition and fuel costs.

Vanguard Airlines, which began service December 1994 and is headquartered in Kansas City, is a low-price, short- to medium-haul passenger airline providing convenient, scheduled jet service. Effective December 21, 1996, Vanguard will serve the following cities: Atlanta, Chicago-Midway, Dallas/Ft. Worth, Denver, Des

Moines, Ft. Myers, Kansas City, Las Vegas, Los Angeles, Miami,
Minneapolis/St. Paul, Orlando, San Francisco, Tampa/St.
Petersburg and Wichita. The Company currently employs 475 people and operates a fleet of eight aircraft, consisting of six
Boeing 737-200s and two Boeing 737-300s.